UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2013

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Results of Operations and Financial Condition.

On October 24, 2013, Home BancShares, Inc. (“Home” or the “Registrant”), parent company of Centennial Bank (“Centennial”), completed its acquisition of Liberty Bancshares, Inc. (“Liberty”), parent company of Liberty Bank of Arkansas (“Liberty Bank”), pursuant to a previously announced definitive agreement and plan of merger whereby a wholly-owned acquisition subsidiary (“Acquisition Sub”) of Home merged with and into Liberty, resulting in Liberty becoming a wholly-owned subsidiary of Home. Immediately thereafter, Liberty Bank was merged into Centennial. Under the terms of the Agreement and Plan of Merger dated June 25, 2013 by and among Home, Centennial, Liberty, Liberty Bank and Acquisition Sub (the “Merger Agreement”), Home will issue approximately 8,764,242 shares of its common stock valued at approximately $290.1 million as of October 23, 2013, plus $30.0 million in cash in exchange for all outstanding shares of Liberty common stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of Home (the “Special Meeting”) was held on October 23, 2013. The Special Meeting was held in order to vote upon the following proposals set forth in Home’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on September 27, 2013 (the “Proxy Statement”): (1) to approve the issuance of shares of Home common stock pursuant to the Merger Agreement (the “Share Issuance Proposal”); and (2) to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Share Issuance Proposal (the “Adjournment Proposal”). At the Special Meeting, the Share Issuance Proposal was approved by the affirmative vote of a majority of the outstanding shares of Home common stock entitled to vote at the Special Meeting. Sufficient votes were also received to approve the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Share Issuance Proposal.

There were 56,277,947 shares of Home common stock issued and outstanding on the record date and eligible to be voted at the special meeting and 47,023,051 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

(1) The Share Issuance Proposal was approved as proposed in the Proxy Statement with votes cast as follows: 46,997,915 votes for, 5,741 votes against, 19,394 votes abstaining and no broker non-votes.

(2) The Adjournment Proposal was approved as proposed in the Proxy Statement with votes cast as follows: 44,234,899 votes for, 2,773,015 votes against, 15,136 votes abstaining and no broker non-votes.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

Item 7.01 Regulation FD Disclosure.

The Registrant hereby furnishes its October 23, 2013 press release announcing the shareholder approvals for its acquisition of Liberty and issuance of stock to the Liberty shareholders and the pending completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Liberty Bancshares, Inc. and subsidiaries as of December 31, 2012 and 2011 and for each of the years in the three years ended December 31, 2012 contained in pages F-24 through F-60 of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-189930) of Home BancShares, Inc. (the “Registration Statement”) and the unaudited consolidated financial statements of Liberty Bancshares, Inc. as of and for the three months and six months ended June 30, 2013 and 2012 contained in pages F-1 through F-23 of the Registration Statement are incorporated herein by this reference.

(b) Pro Forma Financial Information

The unaudited pro forma combined consolidated financial information of Home BancShares, Inc. and Liberty Bancshares, Inc. as of and for the six months ended June 30, 2013 and for the year ended December 31, 2012 contained in pages 32 through 37 of the Registration Statement is incorporated herein by this reference.

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, Liberty Bancshares, Inc., and Liberty Bank of Arkansas dated June 25, 2013 (incorporated by reference to Exhibit 2.1 to Home BancShares, Inc.’s Current Report on Form 8-K/A, filed on June 27, 2013).

2.2	First Amendment to Agreement and Plan of Merger, dated July 31, 2013, by and among Home BancShares, Inc., Centennial Bank, Liberty Bancshares, Inc., and Liberty Bank of Arkansas (incorporated by reference to Exhibit 2.2 to Home BancShares, Inc.’s Current Report on Form 8-K, filed on August 2, 2013).

23.1	Consent of Kemp & Company, Liberty Bancshares, Inc.’s independent public accounting firm.

99.1	Press Release: Home BancShares, Inc. Announces Completion of the Acquisition of Liberty Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: October 24, 2013	/s/ Brian Davis
Brian Davis
Chief Accounting Officer